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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (or Date of Earliest Event Reported): August 11, 2006
Trinsic, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-28467	59-3501119
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or Organization)		Identification Number)
601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of Principal Executive Offices)
(813) 273-6261
(Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Section 2 — Registrant’s Business and Operations
Item 2.01 Completion of Acquisition or Disposition of Assets
On August 11, 2006, we completed the sale of 13,439 local access lines to Access Integrated Networks, Inc., a privately-held telephone company headquartered in Macon, Georgia. The sale was the initial closing on the sale of approximately 43,000 local access lines pursuant to an Agreement for Purchase and Sale of Customer Access Lines that we and Access entered into February 13, 2006. The sales price for these lines was $1,251,857. In addition, Access loaned to us $500,000 for which we delivered a one-year, non-interest bearing promissory note. A copy of the promissory note appears as Exhibit 99.1 to this Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation
See Item 2.01 above.
Item 9.01 — Financial Statements and Exhibits
Exhibit 99.1      Promissory Note
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: August 16, 2006.

TRINSIC, INC.
BY: /s/ Horace J. Davis, III
Name:	Horace J. Davis, III
Title:	Chief Executive Officer

A signed original of this Form 8-K has been provided to Trinsic, Inc. and will be retained by Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.